CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information constituting part of Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A of Variable Insurance Products Fund of our reports dated February 10, 1997, relating to the financial statements and financial highlights included in the December 31, 1996 Annual Reports to Shareholders of Variable Insurance Products Fund
II:  Investment Grade Bond Portfolio, Asset Manager Portfolio, Asset
Manager: Growth Portfolio, Contrafund Portfolio and Index 500 Portfolio and our reports dated February 11, 1997, relating to the financial statements and financial highlights of Balanced Portfolio, Growth & Income Portfolio and Growth Opportunities Portfolio included in the December 31, 1996 Annual Reports to Shareholders of Variable Insurance Products Fund III: Balanced Portfolio, Growth & Income Portfolio, and Growth Opportunities Portfolio, which is incorporated be reference in such Registration Statement.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.
/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
April 15, 1997